UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. __)

Check the appropriate box:
[ ]    Preliminary Information Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[x]    Definitive Information Statement
PRINCIPAL FUNDS, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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[ ]    Fee paid previously with preliminary materials.
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PRINCIPAL FUNDS, INC. – DIVERSIFIED REAL ASSET FUND
711 High Street
Des Moines, Iowa 50392
IMPORTANT NOTICE REGARDING THE
INTERNET AVAILABILITY OF INFORMATION STATEMENT
March 30, 2022
As a shareholder of the Diversified Real Asset Fund (the "Fund"), a series of Principal Funds, Inc. ("PFI"), you are receiving this notice regarding the internet availability of an information statement (the "Information Statement") relating to the appointment of a sub-advisor to manage a portion of the Fund's assets. This notice presents an overview of the Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you do not need to take any action in connection with the changes.
The Information Statement details the execution of a new sub-advisory agreement. At a meeting of the PFI Board of Directors (the "Board") held on December 13-14, 2021, the Board approved a new sub-advisory agreement to appoint Wellington Management Company LLP ("Wellington") as sub-advisor to manage a portion of the Fund's assets. Effective March 21, 2022, Wellington signed the new sub-advisory agreement to manage a portion of the Fund's assets, along with the Fund's investment advisor, Principal Global Investors, LLC (the "Advisor"), and current sub-advisors, BlackRock Financial Management, Inc. and sub-sub-advisor BlackRock International Limited, ClearBridge Investments (North America) Pty Limited, Credit Suisse Asset Management, LLC, Delaware Investments Fund Advisers, Impax Asset Management Limited, Newton Investment Management North America LLC, Nuveen Asset Management, LLC, Pictet Asset Management SA, and Principal Real Estate Investors, LLC.
The Advisor and PFI have received an exemptive order (the "Manager of Managers Order") from the United States Securities and Exchange Commission that permits the Advisor and PFI, subject to certain conditions including approval by the Board, to enter into and materially amend agreements with certain sub‑advisors. Approval by the Fund's shareholders is not required, but the Manager of Managers Order requires that an Information Statement be made available to the Fund's shareholders.
By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the Fund's website at https://www.principalglobal.com/documentdownload/174891.
The Information Statement will be available on the website until at least September 30, 2022. You may request a paper copy of the Information Statement, free of charge, by contacting the Fund in writing at Principal Funds, P.O. Box 219971, Kansas City, MO 64121-9971, by calling 1 (800) 222-5852, or by visiting www.principalfunds.com.
Only one copy of this notice may be delivered to shareholders of the Fund who reside at the same address, unless the Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Principal Funds, P.O. Box 219971, Kansas City, MO 64121-9971 or call 1 (800) 222-5852. Shareholders wishing to receive separate copies of the Fund's notices in the future, and shareholders sharing an address who wish to receive a single copy if they currently are receiving multiple copies, should also contact the Fund.
If you want to receive a paper copy of the Information Statement, you must request one.
There is no charge to obtain a copy.

PRINCIPAL FUNDS, INC. – DIVERSIFIED REAL ASSET FUND
711 High Street
Des Moines, Iowa 50392
INFORMATION STATEMENT
March 30, 2022
This Information Statement is provided in connection with the addition of a new sub-advisor with respect to the Principal Funds, Inc. (“PFI”) Diversified Real Asset Fund (the “Fund”). Wellington Management Company LLP ("Wellington") entered into a new sub-advisory agreement with Principal Global Investors, LLC (the “Advisor”), the investment advisor to the Fund, effective March 21, 2022.
Under an order from the United States Securities and Exchange Commission (the "SEC"), PFI and the Advisor may, subject to certain conditions including approval by the PFI Board of Directors (the "Board"), enter into and materially amend agreements with certain sub-advisors without obtaining shareholder approval. The order permits PFI and the Advisor to hire one or more sub-advisors, change sub-advisors, and reallocate management fees between the Advisor and the sub-advisors, without obtaining shareholder approval.
PFI is a Maryland corporation and an open-end management investment company registered with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund is a series of PFI.
PFI's sponsor is Principal Life Insurance Company, an insurance company organized in 1879 under the laws of the State of Iowa ("Principal Life"), and the Advisor is the investment advisor to all series of PFI. Principal Funds Distributor, Inc. ("PFD") is the principal underwriter and distributor for all share classes of all series of PFI. Principal Shareholder Services, Inc. ("PSS") is the transfer agent for all series of PFI. Principal Life, the Advisor, PFD, and PSS are indirect, wholly owned subsidiaries of Principal Financial Group, Inc. The address of Principal Life and the Advisor is in care of the Principal Financial Group, 711 High Street, Des Moines, IA 50392. The address of PFD and PSS is 620 Coolidge Drive, Suite 300, Folsom, CA 95630.
PFI will furnish, without charge, copies of its most recent annual shareholder report and most recent semi‑annual shareholder report succeeding the annual report, if any, to any shareholder upon request. To request a report, call 1 (800) 222-5852 or write Principal Funds, P.O. Box 219971, Kansas City, MO 64121-9971. Copies of the most recent annual and semi-annual shareholder reports can also be obtained at www.principalfunds.com/prospectuses.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

BACKGROUND
At its meeting on December 13-14, 2021, the PFI Board, including all the directors who are not "interested persons" (as defined in the 1940 Act) of PFI (the "Independent Directors"), approved the addition of Wellington as a sub-advisor to the Fund to manage a portion of the Fund's assets, primarily assets related to the commodities strategy of the Fund. The new sub-advisory agreement between the Advisor and Wellington related to Wellington's appointment as sub-advisor to the Fund was effective March 21, 2022.
In addition to Wellington, the Fund is also sub-advised by BlackRock Financial Management, Inc. ("BlackRock") and sub-sub-advisor BlackRock International Limited ("BIL"), ClearBridge Investments (North America) Pty Limited ("ClearBridge"), Credit Suisse Asset Management, LLC ("Credit Suisse"), Delaware Investments Fund Advisers ("DIFA"), Impax Asset Management Limited ("Impax"), Newton Investment Management North America LLC ("NIMNA"), Nuveen Asset Management, LLC ("Nuveen"), Pictet Asset Management SA ("Pictet"), and Principal Real Estate Investors, LLC ("Principal-REI"). The sub-advisory agreements with BlackRock (dated July 1, 2020), ClearBridge (dated July 31, 2020), Credit Suisse (dated May 22, 2017), DIFA (dated December 15, 2017, as amended April 1, 2019), NIMNA (dated August 31, 2021), Pictet (dated October 1, 2017), and Principal-REI (dated January 1, 2022) and the sub-sub-advisory agreement with BIL (dated April 17, 2017) were most recently approved for renewal by the Board (including a majority of the Independent Directors) on September 14, 2021, in connection with the Board's annual review and continuance of such agreements. The sub-advisory agreement with Impax (dated October 18, 2021) was approved by the Board (including a majority of the Independent Directors) on September 14, 2021. The sub-advisory agreement with Nuveen (dated January 13, 2022) was most recently approved by the Board (including a majority of the Independent Directors) on December 14, 2021, to reduce the sub-advisor fee rate for the Fund, as well as to add Nuveen as a sub-advisor to the PFI Diversified Income Fund (formerly, the Global Diversified Income Fund). The Advisor also manages a portion of the Fund's assets pursuant to a management agreement, dated January 1, 2022, which was most recently approved for renewal by the Board (including a majority of the Independent Directors) on September 14, 2021. The sub-advisory agreement with Principal-REI, which is an affiliate of the Advisor, was most recently approved by the Fund's shareholders on June 20, 2019.
NEW SUB-ADVISORY AGREEMENT
The terms of the new sub-advisory agreement with Wellington are the same in all material respects as the terms of the current sub-advisory agreements with the other current sub-advisors for the Fund (except, for the avoidance of doubt, for the effective date and fee schedule). The following is a brief summary of the material terms of the new sub-advisory agreement. This summary is qualified in its entirety by reference to the text of the new sub-advisory agreement attached to this Information Statement.
Under the new sub-advisory agreement with Wellington, as with the current sub-advisory agreements with the other current sub-advisors, Wellington will, among other things:
(1)provide investment advisory services to the Fund, including providing investment advice and recommendations with respect to the Fund’s investments consistent with the Fund’s investment objective, investment policies, and restrictions;
(2)place orders for the purchase and sale of the Fund’s portfolio securities;
(3)furnish, at its expense, all necessary investment and management facilities, including expenses for clerical personnel, and all administrative facilities, including bookkeeping;
(4)advise and assist PFI's officers in taking such steps as are necessary or appropriate to carry out the decisions of the Board regarding the general conduct of the investment business of the Fund; and
(5)provide periodic and special reports regarding the investment service provided to the Fund.
Compensation. Sub-advisory fees are paid by the Advisor out of the management fee the Fund pays to the Advisor and are not an additional charge to the Fund. Under the new sub-advisory agreement with Wellington and the current sub-advisory agreements with the other current sub-advisors, the Advisor pays each sub-advisor a fee.

NEW SUB-ADVISOR
WELLINGTON MANAGEMENT COMPANY LLP
Wellington Management Company LLP ("Wellington"). Wellington is a professional investment counseling firm that provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions with its principal place of business at 280 Congress Street, Boston, Massachusetts 02210.
Wellington Ownership. The Managing Partner of Wellington is Wellington Investment Advisors Holdings LLP. The ultimate parent company of the Wellington Management organization is Wellington Management Group LLP, a Massachusetts private limited liability partnership owned by 195 partners. Individual percentages of ownership are confidential. However, no single partner owns or has the right to vote more than 5% of the Partnership's capital.
Wellington Management. Set forth below are the names, addresses, and principal occupations of the current Wellington executive officers. The Managing Partner of Wellington is Wellington Investment Advisors Holdings LLP.

Name	Address	Principal Occupations

Jean M. Hynes	280 Congress Street	Chief Executive Officer
Boston, MA 02210
Stephen Klar	280 Congress Street	President
Boston, MA 02210
Gregory S. Konzal	280 Congress Street	Managing Director, Counsel and Head of Legal, Americas
Boston, MA 02210
James S. Peterson	280 Congress Street	Managing Director and Chief Compliance Officer
Boston, MA 02210
Edward J. Steinborn	280 Congress Street	Senior Managing Director and Chief Financial Officer
Boston, MA 02210
Similar Investment Companies Advised by Wellington. Wellington has advised that it does not currently act as an investment advisor to any registered investment company with an investment objective similar to that of the Fund.
Payments to Affiliates. For the fiscal year ended August 31, 2021, the Fund paid the Advisor management fees (before any waivers/reimbursements from the Advisor) of approximately $29,866,0001,2, and PFD Rule 12b-1 distribution fees of approximately $205,000. For the fiscal year ended August 31, 2021, the Fund did not pay any brokerage commissions to brokers affiliated with the Advisor or the Fund’s sub-advisors.

1 Consolidated financial statement; see "Basis for Consolidation" in Notes to Financial Statements.
2 For the fiscal year ended August 31, 2021, the Advisor waived approximately $1,854,000 of the Fund's management fees, and reimbursed approximately $901,000 of certain expenses of the Fund.

BOARD EVALUATION OF NEW SUB-ADVISORY AGREEMENT
At its December 13-14, 2021 meeting, the Board considered the approval of a new sub-advisory agreement (the "Sub-Advisory Agreement") between the Advisor and Wellington with respect to a portion of the commodities investment sleeve of the Fund.
As part of its review process, the Board reviewed materials received from the Advisor regarding Wellington. Prior to approval, the Independent Directors met independently of management and of the interested directors to consider the Sub-Advisory Agreement. Based upon its review, the Board concluded that it was in the best interests of the Fund to approve the Sub-Advisory Agreement and, accordingly, approved the Sub-Advisory Agreement. In reaching this conclusion, no single factor was determinative in the Board’s analysis, but rather the Board considered a variety of factors.
In approving the Sub-Advisory Agreement, the Board considered various factors, including the following, and made certain findings and conclusions with regard thereto.
Nature, Quality and Extent of Services. The Board considered the nature, quality and extent of the services expected to be provided under the Sub-Advisory Agreement. The Board considered the reputation, qualifications and background of Wellington, the investment approach of Wellington, the experience and skills of Wellington's investment personnel who would be responsible for the day-to-day management of the Fund and the resources made available to such personnel. The Board noted that Wellington currently provides sub-advisory services to one other series of PFI, and that the Board had reviewed and had approved for renewal that sub-advisory agreement at its September 2021 Board meeting. The Board considered the Advisor’s program for recommending, monitoring and replacing sub-advisors and that the Advisor recommended Wellington based upon that program.
Investment Performance. The Board reviewed the historical one‑year, three-year, five-year and since inception (January 1, 2008) performance returns, gross and net of proposed fees, as of September 30, 2021 of Wellington in a composite managed in the proposed investment strategy for the commodities investment sleeve of the Fund that Wellington was proposed to manage, as compared to the historical performance returns of the other sub-advisor to the commodities investment sleeve of the Fund, gross and net of fees, a relevant benchmark index for the sleeve and a relevant Morningstar category. The Board concluded, based upon the information provided, that Wellington is qualified.
Fees, Economies of Scale and Profitability. The Board considered the proposed sub-advisory fee, noting that the Advisor compensates sub-advisors from its own management fee so that shareholders pay only the management fee. The Board considered whether there are economies of scale with respect to the sub-advisory services to be provided to the Fund under the Sub-Advisory Agreement. The Board noted that the proposed sub-advisory fee schedule includes breakpoints. The Board considered Wellington's representation that it does not have any advisory clients with a lower fee for the specific mandate that it will manage for the Fund and the Advisor’s statement that it found the proposed sub-advisory fee schedule under the Sub-Advisory Agreement to be competitive. On the basis of the information provided, the Board concluded that the proposed sub-advisory fee schedule was reasonable.
Other Benefits. The Board noted the Advisor's statement that Wellington intends to use Fund commissions to buy Section 28(e)-eligible products and services consistent with its use of commissions for the other equity portfolios it currently manages, as well as the Advisor's statement that there would be no known fall-out benefits to Wellington in connection with its management of the Fund outside the use of soft dollars. The Board concluded that, on the basis of the information provided, the incidental benefits to be received by Wellington were appropriate.
Overall Conclusions. Based upon all of the information considered and the conclusions reached, the Board determined that the terms of the Sub-Advisory Agreement were fair and reasonable and that approval of the Sub-Advisory Agreement was in the best interests of the Fund. Accordingly, the Board approved the Sub-Advisory Agreement.

OUTSTANDING SHARES AND SHARE OWNERSHIP
The following table shows, as of the close of business on March 4, 2022, the number of shares outstanding for each share class of the Fund:

Share Class	Shares Outstanding
A	9,036,578
Institutional	173,595,323
R-3	20,639
R-4	1,122
R-5	4,650
R-6	160,947,028
As of the close of business on March 4, 2022, the PFI officers and directors together owned beneficially less than one percent of the outstanding shares of the Fund and less than one percent of the outstanding shares of any class of shares of the Fund.
The following table sets forth information regarding the beneficial ownership of shares of the Fund as of March 4, 2022, by all shareholders known to the Fund to be beneficial owners of more than 5% of the outstanding shares of any class of shares of the Fund.

Name and Address	Share Class	Number of Shares	Percentage of Ownership
CHARLES SCHWAB & CO INC	A	3,960,265	43.82%
SPECIAL CUSTODY A/C FBO CUSTOMERS
ATTN MUTUAL FUNDS
101 MONTGOMERY ST
SAN FRANCISCO CA 94104-4151

NATIONAL FINANCIAL SERVICES LLC	A	960,512	10.62%
FOR THE EXCL BENE OF OUR CUSTOMERS
499 WASHINGTON BLVD
ATTN MUTUAL FUNDS DEPT 4TH FL
JERSEY CITY NJ 07310-1995

TD AMERITRADE INC	A	632,550	6.99%
FOR THE EXCLUSIVE BENEFIT OF OUR CLIENTS
PO BOX 2226
OMAHA NE 68103-2226

MLPF&S	A	557,663	6.17%
FOR THE SOLE BENEFIT OF ITS CUSTOMERS
ATTN FUND ADMINISTRATION
4800 DEER LAKE DR E FL 3
JACKSONVILLE FL 32246-6484

NATIONAL FINANCIAL SERVICES LLC	Institutional	39,039,928	22.48%
FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS
499 WASHINGTON BLVD
ATTN MUTUAL FUNDS DEPT 4TH FL
JERSEY CITY NJ 07310-1995

CHARLES SCHWAB & CO INC	Institutional	34,505,272	19.87%
SPECIAL CUSTODY A/C FOR THE
BENEFIT OF CUSTOMERS
ATTN MUTUAL FUNDS
101 MONTGOMERY ST
SAN FRANCISCO CA 94104-4151

Name and Address	Share Class	Number of Shares	Percentage of Ownership
CAPINCO C/O US BANK NA	Institutional	18,884,545	10.87%
1555 N RIVERCENTER DR STE 302
MILWAUKEE WI 53212-3958

ATTN MUTUAL FUND OPERATIONS	Institutional	8,971,102	5.16%
MAC & CO A/C 795127
500 GRANT STREET ROOM 151-1010
PITTSBURGH PA 15219-2502

PRINCIPAL TRUST COMPANY	R3	19,171	92.88%
FBO BLUE ROCK REFINISHING SOLUTIONS LLC
CASH BALANCE PLAN
2974 CLEVELAND AVE N
SAINT PAUL MN 55113-1101

DCGT AS TTEE AND/OR CUST	R3	1,468	7.11%
FBO PLIC VARIOUS RETIREMENT PLANS
OMNIBUS
ATTN NPIO TRADE DESK
711 HIGH ST
DES MOINES IA 50392-0001

PRINCIPAL GLOBAL INVESTORS LLC	R4	1,122	100.00%
ATTN SEAN CLINES 801-9A08
801 GRAND AVE
DES MOINES IA 50309-8000

DCGT AS TTEE AND/OR CUST	R5	3,519	75.68%
FBO PLIC VARIOUS RETIREMENT PLANS
ATTN NPIO TRADE DESK - OMNIBUS
711 HIGH STREET
DES MOINES IA 50392-0001

PRINCIPAL GLOBAL INVESTORS LLC	R5	1,131	24.31%
ATTN SEAN CLINES 801-9A08
801 GRAND AVE
DES MOINES IA 50309-8000

NATIONAL FINANCIAL SERVICES LLC	R6	20,045,386	12.45%
499 WASHINGTON BLVD
JERSEY CITY NJ 07310-1995

SAM BALANCED PORTFOLIO PIF	R6	17,007,169	10.56%
ATTN MUTUAL FUND ACCOUNTING H221
711 HIGH ST
DES MOINES IA 50392-0001

SAM FLEXIBLE INCOME PORTFOLIO PIF	R6	11,247,347	6.98%
ATTN MUTUAL FUND ACCOUNTING H221
711 HIGH ST
DES MOINES IA 50392-0001

MAC & CO A/C 193733	R6	11,010,129	6.84%
ATTN MUTUAL FUND OPS
500 GRANT STREET
ROOM 151-1010
PITTSBURGH PA 15219-2502

Name and Address	Share Class	Number of Shares	Percentage of Ownership
SAM CONS GROWTH PORTFOLIO PIF	R6	11,009,397	6.84%
ATTN MUTUAL FUND ACCOUNTING H221
711 HIGH ST
DES MOINES IA 50392-0001

PRINCIPAL LIFE INS COMPANY CUST	R6	8,756,221	5.44%
FBO PFG OMNIBUS WRAPPED AND CUSTOM
ATTN PLIC PROXY COORDINATOR FUNDS
711 HIGH STREET
DES MOINES IA 50392-0001
OTHER MATTERS
PFI is not required to hold annual meetings of shareholders and, therefore, cannot determine when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of PFI or any series of PFI must be received by PFI a reasonable time before PFI commences soliciting proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. PFI has adopted procedures by which shareholders may recommend nominees to the PFI Board. A copy of the procedures can be found in the Nominating and Governance Committee Charter at https://www.principalglobal.com/documentdownload/160950.

PRINCIPAL FUNDS, INC.
AMENDED AND RESTATED SUB‑ADVISORY AGREEMENT
WELLINGTON MANAGEMENT COMPANY LLP SUB-ADVISED FUND
AMENDED AND RESTATED SUB-ADVISORY AGREEMENT (the “Agreement”) to be effective as of March 21, 2022, by and between PRINCIPAL GLOBAL INVESTORS, LLC, a Delaware limited liability company (the “Manager”), and WELLINGTON MANAGEMENT COMPANY LLP, a Delaware limited liability partnership (the “Sub‑Advisor”).
W I T N E S S E T H:
WHEREAS, the Manager is the manager and investment advisor to each series of Principal Funds, Inc. (the “Fund”), an open‑end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and
WHEREAS, the Manager desires to retain the Sub‑Advisor to render discretionary investment advisory services for all or a portion of the assets of each series of the Fund identified in Appendix A hereto, as may be amended from time to time (the “Series”), which the Manager has agreed to provide to the Fund, and the Sub‑Advisor desires to furnish such services;
WHEREAS, the Manager and the Sub-Advisor agree to amend and restate the Amended and Restated Sub-Advisory Agreement between the Manager (having assumed the rights and obligation of Principal Management Corporation) and the Sub-Advisor dated January 1, 2017 with this Agreement; and
WHEREAS, the Manager has furnished the Sub‑Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub‑Advisor with copies properly certified or authenticated of any amendment or supplement thereto:
(a)    Management Agreement (the “Management Agreement”) with the Fund;
(b)    The Fund’s registration statement and financial statements as filed with the Securities and Exchange Commission (the “SEC”);
(c)    The Fund’s Articles of Incorporation and By‑laws;
(d)    Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to obligations and services to be provided by the Sub-Advisor.
NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:
1.    Appointment of Sub-Advisor
In accordance with and subject to the Management Agreement, the Manager hereby appoints the Sub‑Advisor to perform the services described in Section 2 below for investment and reinvestment of such portion of the assets of each Series as may be allocated to the Sub‑Advisor by the Manager, from time to time (the “Allocated Assets”), subject to the control and direction of the Manager and the Fund’s Board of Directors, for the period and on the terms hereinafter set forth. The Sub‑Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub‑Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

2.    Obligations of and Services to be Provided by the Sub-Advisor
The Sub-Advisor will:
(a)    Provide investment advisory services, including but not limited to research, advice and supervision for the Allocated Assets of each Series.
(b)    Furnish to the Board of Directors of the Fund for approval (or any appropriate committee of such Board), and revise from time to time as conditions require, a recommended investment program for each Series consistent with each Series’ respective investment objective(s) and policies and any specific criteria applicable to the Allocated Assets.
(c)    Implement the approved investment program for the Allocated Assets by placing orders for the purchase and sale of securities without prior consultation with the Manager and without regard to the length of time the securities have been held, the resulting rate of portfolio turnover or any tax considerations, subject always to the provisions of the Fund’s registration statement, Articles of Incorporation and Bylaws and the requirements of the 1940 Act, as each of the same shall be from time to time in effect.
(d)    Advise and assist the officers of the Fund, as requested by the officers, in taking such steps as are reasonably necessary or appropriate to carry out the decisions of its Board of Directors, and any appropriate committees of such Board, regarding the general conduct of the investment business of each Series.
(e)    Maintain, in connection with the Sub-Advisor’s investment advisory services provided to the Allocated Assets, compliance with the 1940 Act and the regulations adopted by the SEC thereunder and the Series’ investment strategies and restrictions as stated in the Fund’s prospectus and statement of additional information and any specific criteria applicable to the Allocated Assets, subject to receipt of such additional information as may be required from the Manager and provided in accordance with Section 12(d) of this Agreement.
(f)    Report to the Board of Directors of the Fund at such times and in such detail as the Board of Directors may reasonably deem appropriate in order to enable it to determine that the investment policies, procedures and approved investment program of each Series (and any specific criteria applicable to the Allocated Assets) are being observed.
(g)    Upon request, provide assistance in and recommendations for the determination of the fair value of certain securities when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund’s Board of Directors.
(h)    Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment advisory affairs of each Series.

(i)    Open accounts with Foreign Account Tax Compliance Act compliant broker-dealers, financial counterparties including swap counterparties and futures commission merchants (“broker-dealers”); select broker-dealers to effect all transactions for each Series; place all necessary orders with broker‑dealers or issuers (including affiliated broker-dealers); and negotiate commissions, if applicable. Neither Sub-Advisor nor any of its affiliates will be liable for the performance of the obligations, or acts or omissions of any broker-dealer with respect to any transaction placed on behalf of the Manager, provided, however, that Sub-Advisor agrees to provide reasonable cooperation in connection with any pending or threatened action, suit, proceeding, inquiry, or investigation brought by the Fund or Manager against any such broker-dealer. To the extent consistent with applicable law, purchase or sell orders for each Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Advisor. In such event allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub‑Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to other clients. The Sub-Advisor will report on such allocations at the request of the Manager, the Fund or the Fund’s Board of Directors providing such information as the number of aggregated trades to which each Series was a party, the broker-dealers to whom such trades were directed and the basis for the allocation for the aggregated trades. The Sub-Advisor shall use its best efforts to obtain execution of transactions for each Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Advisor may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Sub-Advisor. To the extent consistent with applicable law, the Sub-Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to each Series as well as to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Advisor in managing the Allocated Assets. In addition, joint repurchase or other accounts may not be utilized by the Series except to the extent permitted under any exemptive order obtained by the Sub-Advisor provided that all conditions of such order are complied with.
(j)    Section 871(m) Transactions: Sub-Advisor shall not on behalf of the Fund enter into certain U.S. dividend equivalent payment transactions described in Section 871(m) of the U.S. Internal Revenue Code and the regulations thereunder (“871(m) Transaction”) with a foreign counterparty unless: (i) Sub-Advisor adheres to the ISDA 2015 Section 871(m) Protocol on behalf of the Fund, and (ii) the foreign counterparty to the 871(m) Transaction provides Sub-Advisor with a properly completed Form W-8IMY certifying to its status as a qualified derivatives dealer (“QDD”).

(k)    Maintain all accounts, books and records with respect to the Allocated Assets as are required of an investment advisor of a registered investment company pursuant to the 1940 Act and Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules thereunder, and furnish the Fund and the Manager with such periodic and special reports as the Fund or the Manager may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records that it maintains for each Series are the property of the Fund, agrees to preserve for the periods described by Rule 31a-2 under the 1940 Act any records that it maintains for the Series and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for a Series upon request by the Fund or the Manager; provided, however, that the Sub-Advisor may retain a copy of such records if required under applicable law. The Sub-Advisor has no responsibility for the maintenance of Fund records except insofar as is directly related to the services the Sub-Advisor provides to a Series.
(l)    Observe and comply with Rule 17j-1 under the 1940 Act and the Sub-Advisor’s Code of Ethics adopted pursuant to that Rule as the same may be amended from time to time. The Manager acknowledges receipt of a copy of the Sub-Advisor’s current Code of Ethics. The Sub-Advisor shall promptly forward to the Manager a copy of any material amendment to the Sub-Advisor’s Code of Ethics along with certification that the Sub-Advisor has implemented procedures for administering the Sub-Advisor’s Code of Ethics.
(m)    From time to time as the Manager or the Fund may request, furnish the requesting party reports on portfolio transactions and reports on investments held by a Series, all in such detail as the Manager or the Fund may reasonably request. The Sub-Advisor will make available its officers and employees to meet with the Fund’s Board of Directors at the Fund’s principal place of business on due notice to review the investments of a Series.
(n)    Provide such information as is customarily provided by a sub-advisor, or as may be required or reasonably requested by the Manager, for the Fund or the Manager to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the “Code”), the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the “Securities Act”), and any state securities laws, and any rule or regulation thereunder. Such information includes, but is not limited to: the Sub-Advisor’s compliance manual and policies and procedures adopted to comply with Rule 206(4)-7 of the Advisers Act; the Sub-Advisor’s most recent annual compliance report or a detailed summary of such report; timely, accurate and complete responses to all 15(c) questionnaires; timely, accurate and complete responses to all Quarterly Compliance Questionnaires (including the identification of any material compliance matters and a copy of any material changes to the Sub-Advisor’s Rule 206(4)-7 compliance policies and procedures, marked to show changes along with a written summary of the purpose of each such change); Annual Proxy Voting Questionnaires; Annual Best Execution and Soft Dollar Questionnaires, and responses to all other requests from the Manager. The Sub-Advisor agrees to make available for the Manager’s review all deficiency letters issued by the SEC together with all responses given by Sub-Advisor to such letters. The Sub-Advisor will advise the Manager of any material changes in the Sub-Advisor’s ownership within a reasonable time after any such change.
(o)    Vote proxies received on behalf of each Series (with respect to the portion thereof allocated to the Sub-Advisor) in a manner consistent with the Sub-Advisor’s proxy voting policies and procedures and provide a record of votes cast containing all of the voting information required by Form N-PX in an electronic format to enable the Series to file Form N-PX as required by SEC rule.
(p)    Respond to tender offers, rights offerings and other voluntary corporate action requests affecting securities held by each Series (with respect to the portion thereof allocated to the Sub-Advisor).

(q)    Cooperate with the Manager in its performance of quarterly and annual tax compliance tests to monitor the Series’ compliance with Subchapter M of the Code. If it is determined by the Manager or its tax advisors that the Series is not in compliance with the requirements imposed by the Code, the Sub-Advisor, in consultation with the Manager and its tax advisors, will take prompt action to bring the Series back into compliance within the time permitted under the Code.
Neither Sub-Advisor nor any of its affiliates provide tax advice in connection with investment of the Allocated Assets.
Sub-Advisor will not compile or file claims or take any related actions on behalf of the Manager in any class action, bankruptcy or other legal proceeding related to securities currently or previously held in the portion of the Series allocated to Sub-Advisor.
3.    Prohibited Conduct
In providing the services described in this Agreement, the Sub-Advisor will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by Principal Financial Group, Inc. regarding transactions for the Fund in securities or other assets.
4.    Compensation
As full compensation for all services rendered and obligations assumed by the Sub‑Advisor hereunder with respect to the Allocated Assets, the Manager shall pay the compensation specified in Appendix A to this Agreement.
5.    Liability of Sub‑Advisor
Neither the Sub‑Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from any error of judgment made in the good faith exercise of the Sub‑Advisor’s investment discretion in connection with selecting investments for a Series or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement, except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub-Advisor or any of its directors, officers, employees, agents, or affiliates.
6.    Trade Errors
The Sub-Advisor will notify the Manager of any Trade Error(s), regardless of materiality, promptly upon the discovery of such Trade Error(s) by the Sub-Advisor. Notwithstanding Section 5, the Sub-Advisor shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from Trade Errors due to negligence, misfeasance, or disregard of duties of the Sub Advisor or any of its directors, officers, employees, agents (excluding any broker-dealer selected by the Sub-Advisor), or affiliates. For purposes under this Section 6, a "Trade Error" occurs when a transaction results in an unintended, including an impermissible, result. Examples include, but are not limited to, the following:
•orders by the Sub-Advisor that result in the purchase or sale of securities or other assets that were not intended to be purchased or sold;
•orders by the Sub-Advisor that result in the purchase or sale of securities or other assets in an unintended amount, which includes price or commission rate; or
•purchases or sales of securities or other assets that violate the investment limitations or restrictions disclosed in the Fund's registration statement and/or imposed by applicable law, regulation, contract or understanding (calculated at the Sub-Advisor's portfolio level), unless otherwise agreed to in writing.

7.    Supplemental Arrangements
The Sub Advisor may enter into arrangements with other persons affiliated with the Sub Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this Agreement, subject to written notification to and approval of the Manager (provided, however, no Manager approval shall be required for non-investment advisory services) and, where required by applicable law, the Board of Directors of the Fund; provided, however, that entry into any such arrangements shall not relieve the Sub-Advisor of any of its obligations under this Agreement. Nothing in this Section shall prevent the Sub-Advisor from utilizing the resources of its affiliates in providing services under this Agreement in accordance with the requirements of the Advisers Act and rules and regulations promulgated thereunder (including the Unibanco letters).
8.    Regulation
The Sub‑Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.
9.    Duration and Termination of This Agreement
This Agreement shall become effective with respect to a Series as of the corresponding date set forth on Appendix B to this Agreement, as may be amended from time to time, and, unless otherwise terminated with respect to such Series, shall continue in effect thereafter for the initial term set forth on Appendix B to this Agreement, and thereafter from year to year, provided that in each case the continuance is specifically approved within the period required by the 1940 Act either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Life Insurance Company, the Sub-Advisor or the Fund cast in accordance with the requirements of the 1940 Act after taking into effect any exemptive order, no-action assurances or other relief, rule or regulation upon which the Fund may rely.
If the shareholders of a Series fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub‑Advisor will continue to act as Sub‑Advisor with respect to the Allocated Assets of such Series pending the required approval of the Agreement or its continuance or of any contract with the Sub‑Advisor or a different manager or sub‑advisor or other definitive action; provided, that the compensation received by the Sub‑Advisor in respect to the Allocated Assets of such Series during such period is in compliance with Rule 15a‑4 under the 1940 Act.
This Agreement may be terminated with respect to a Series at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub‑Advisor, the Manager or by vote of a majority of the outstanding voting securities of the Series on sixty days’ written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 9, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of “interested person,” “assignment,” “voting security” and “majority of the outstanding voting securities”) shall be applied.
10.    Amendment of this Agreement
No amendment of this Agreement shall be effective unless in writing and signed by both parties. No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Series (as defined in the 1940 Act) and by vote of a majority of the Board of Directors of the Fund who are not interested persons (as defined in the 1940 Act) of the Manager, the Sub‑Advisor, Principal Life Insurance Company or the Fund cast in accordance with the requirements of the 1940 Act after taking into effect any exemptive order, no-action assurances or other relief, rule or regulation upon which the Fund may rely.

11.    Additional Series
In the event the Manager wishes to appoint the Sub-Advisor to perform the services described in this Agreement with respect to one or more additional Series of the Fund after the effective date of this Agreement, such Series will become a Series under this Agreement upon approval of this Agreement in the manner required by the 1940 Act and the amendment of Appendices A and B hereto.
12.    General Provisions
(a)    Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
(b)    Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre‑paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be Principal Financial Group, Des Moines, Iowa 50392‑0200. The address of the Sub-Advisor for this purpose shall be Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 0221O ATTN: Legal and Compliance.
(c)    The Sub‑Advisor will promptly notify the Manager in writing of the occurrence of any of the following events to the extent permitted under applicable law:
1.    the Sub‑Advisor fails to be registered as an investment advisor under the Advisers Act or under the laws of any jurisdiction in which the Sub‑Advisor is required to be registered as an investment advisor in order to perform its obligations under this Agreement.
2.    the Sub‑Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of a Series.
3.    the Sub-Advisor becomes aware of any pending or threatened action, suit, proceeding, inquiry or investigation that is reasonably likely to result in a conviction, order, judgment or decree issued with respect to it or any affiliate that could reasonably be expected to result in the Sub-Advisor becoming ineligible to serve as an investment advisor of a registered investment company under the 1940 Act.
4.    the Sub-Advisor becomes aware of a transaction or series of transactions that is reasonably likely to result in a change in the management or control of the Sub-Advisor or a controlling person thereof or otherwise in the assignment (as defined in the 1940 Act) of this Agreement by the Sub-Advisor.
(d)    The Manager shall provide (or cause the Series custodian to provide) timely information to the Sub-Advisor regarding such matters as the composition of the assets of a Series, cash requirements and cash available for investment in a Series, and all other reasonable information as may be necessary for the Sub-Advisor to perform its duties and responsibilities hereunder.
(e)    The Sub-Advisor acknowledges Manager's representation that the Diversified Real Asset Fund and the Global Multi-Strategy Fund series do not rely on the exclusion from the definition of "commodity pool operator" under Section 4.5 of the General Regulations under the Commodity Exchange Act, as amended (the “CEA”).

The Sub-Advisor represents that it (i) is a commodity trading advisor duly registered with the Commodity Futures Trading Commission (the “CFTC”) and is a member in good standing of the National Futures Association (the “NFA”) or (ii) is relying on an exemption from registration as a commodity trading advisor or (iii) is not trading commodity instruments that would subject the Sub-Advisor to register as a commodity trading advisor with the CFTC. As applicable, the Sub-Advisor shall either (i) maintain such registration and membership in good standing or (ii) continue to qualify for an exemption from registration as a commodity trading advisor or (iii) not trade commodity instruments that would subject the Sub-Advisor to so register during the term of this Agreement. Further, the Sub-Advisor agrees to notify the Manager, if applicable, within a commercially reasonable time upon (i) a statutory disqualification of the Sub-Advisor under Sections 8a(2) or 8a(3) of the CEA, (ii) a suspension, revocation or limitation of the Sub-Advisor's commodity trading advisor registration or NFA membership, or (iii) the institution of an action or proceeding that would reasonably be expected to lead to a statutory disqualification under the CEA or an investigation by any governmental agency or self-regulatory organization relating to Sub-Advisor's registration as a commodity trading advisor, in each case, subject to applicable law, attorney-client privilege and confidentiality restrictions.
(f)    The Sub-Advisor represents that it will not enter into any agreement, oral or written, or other understanding under which the Fund directs or is expected to direct portfolio securities transactions, or any remuneration, to a broker or dealer in consideration for the promotion or sale of Fund shares or shares issued by any other registered investment company. The Sub-Advisor further represents that it is contrary to the Sub-Advisor’s policies to permit those who select brokers or dealers for execution of Fund portfolio securities transactions to take into account the broker’s or dealer’s promotion or sale of Fund shares or shares issued by any other registered investment company.
(g)    The Sub-Advisor agrees that neither it nor any of its affiliates will in any way refer to its relationship with the Fund, the Series, or the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager
(h)    This Agreement contains the entire understanding and agreement of the parties.
(i)    This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party agrees that electronic signatures of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.
PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS AGREEMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN ANY TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED ANY TRADING PROGRAM OF THE ADVISOR OR THIS AGREEMENT.
Remainder of Page Intentionally Blank

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

PRINCIPAL GLOBAL INVESTORS, LLC

By	/s/ Clint L. Woods
	Name:	Clint L. Woods
	Title:	Vice President, Associate General Counsel, and Secretary

By	/s/ Adam U. Shaikh
	Name:	Adam U. Shaikh
	Title:	Assistant General Counsel

WELLINGTON MANAGEMENT COMPANY LLP

By	/s/ Desmond Havlicek
	Name:	Desmond Havlicek
	Title:	Senior Managing Director

APPENDIX A
INTENTIONALLY OMITTED

APPENDIX B

Effective Date and Initial Term of Sub-Advisory Agreement for each Series
Series	Effective Date	Initial Term
Diversified Real Asset Fund	03/21/2022	2 Years
Global Multi-Strategy Fund	10/24/2011	2 Years